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                                 EXHIBIT 23.1
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                                                                EXHIBIT 23.1


             Consent of Independent Certified Public Accountants



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Paxson Communications Corporation of: our report dated March 15, 1995 relating to the consolidated financial statements of Paxson Communications Corp.; our report dated July 17, 1995 relating to the financial statements of KZKI-TV (a division of Sandino Telecasters); our report dated August 21, 1995 relating to the financial statements of Paugus Television, Inc. (WGOT-TV); our report dated August 21, 1995 relating to the financial statements of Delaware Valley Broadcasters Limited Partnership (WTGI-TV); our report dated August 21, 1995 relating to the combined financial statements of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd. (KTFH-TV); and our report dated October 11, 1995 relating to the financial statements of WTVX-TV, Krypton Broadcasting of Ft. Pierce, Inc., which appear in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
PRICE WATERHOUSE LLP


Tampa, Florida
January 26, 1996